UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549


                             FORM 8-K

                          CURRENT REPORT

      Pursuant to Section 13 or 15(d)of the Securities Act of 1934

  Date of Report (Date of earliest event reported): January 25, 1997
                                                    ----------------


                        FAMILY BARGAIN CORPORATION
           (Exact name of registrant as specified in its charter)


   Delaware                       0-16309               51-0299573
   --------                       -------               ----------
 (State of                     (Commission             (IRS Employer
  Incorporation)                File Number)            Identification
                                                        Number)


             4000 Ruffin Road, San Diego, CA              92123
             -------------------------------              -----
         (Address of principal executive offices)      (Zip code)


             Registrant's telephone number:  (619) 627-1800

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

On January 13, 1997, the Registrant completed the sale of $22 million of a new convertible preferred stock (the "Series B Preferred Stock") to three funds advised by Three Cities Research, Inc. (the "Three Cities Funds"). The Three Cities Funds will purchase an additional $5 million and management will purchase $1.5 million of Series B Preferred Stock by February 15, 1997. The Registrant also issued a ninety day option to purchase up to $5 million additional shares of Series B Preferred Stock to the Three Cities Funds.

On January 13, 1997, the Registrant completed its agreements with Benson A. Selzer, Joseph Eiger and John A. Selzer (Chairman, Vice Chairman and Chief Executive Officer, respectively) whereby Mr. Eiger and Messrs. Selzer resigned as officers and directors, terminated their employment, bonus and retirement arrangements with the Registrant and agreed not to compete with the Registrant. The Registrant paid Mr. Eiger and Messrs. Selzer $7.0 million to terminate their employment agreements and their bonus and retirement plans.
It will also pay them $1.9 million for their agreements not to compete.

William W. Mowbray, who has been the president and Chief Executive Officer of the Registrant's principal operating subsidiaries, has become the President and Chief Executive Officer of the Registrant. Jeffrey C. Gerstel has become its Chief Financial Officer. The Registrant has moved its headquarters from New York to San Diego, California. San Diego will continue to be the headquarters of the operating subsidiaries.

In connection with the change in control, the Registrant also redeemed the rights under its Shareholder Rights Plan. Before the redemption, each share of common stock was accompanied by one right. As a result of the redemption, shareholders will receive a payment of $.001 for each right which was redeemed.

The Series B Preferred Stock the Three Cities Funds are purchasing will become convertible after there are no outstanding shares of the Registrant's Series A preferred stock (the "Series A Preferred Stock") (or if there is an earlier change in control of the Registrant) into approximately 14.2 million shares of common stock. This will equal approximately 44% of the common stock (assuming all of the Series A Preferred Stock has been converted and all options are exercised). The Series B Preferred Stock will rank junior to the Series A Preferred Stock and will carry no dividend for five years, except under certain circumstances.

The Three Cities Funds also completed the purchase of 668,780 shares of common stock and 88,725 shares of Series A Preferred Stock from Benson A. Selzer, John A. Selzer and their affiliates. Benson A. Selzer, John A. Selzer and Joseph Eiger have agreed to cancel all of their stock options and no longer hold any equity interest in the Registrant. The Three Cities Funds have agreed to convert the 88,725 shares of Series A Stock into common stock.

The Series B Preferred Stock will vote together with the common stock on all matters with the Series B Preferred Stock having a number of votes equal to the number of shares of common stock into which it could eventually be converted. Therefore, the Three Cities Funds will cast 76% of the votes prior to the conversion of the Series A Preferred Stock and the exercise of stock options.

If the Three Cities Funds exercise their option to purchase an additional $5 million of Series B Preferred Stock, this will increase to 16.8 million shares the number of shares into which their preferred stock would become convertible and will increase the Three Cities Funds' current voting rights to 79% of the total votes.

In connection with the change in control, Edwin C. Nevis and Francis Warburton also resigned as directors of the Registrant. J. William Uhrig, H. Whitney Wagner and Thomas G. Weld, all managing directors of Three Cities Research, Inc., have been elected directors of the Registrant effective January 19, 1997. The Registrant's Board now consists of Messrs. Uhrig, Wagner and Weld as well as William W. Mowbray (who has become President and Chief Executive Officer of the Registrant) and John J. Borer III.

In addition, as a result of the cancellation of a number of outstanding stock purchase options, the number of common shares issuable upon conversion of the Series A Preferred Stock will decrease from 2.75 common shares per preferred share to approximately 2.55 shares.

The transaction will result in a January 1997 restructuring charge.


ITEM 5 - OTHER EVENTS

In November 1995, the Registrant acquired Factory 2-U, Inc. ("Factory 2-U")
in a transaction accounted for under the purchase method of accounting.
Sales and gross margin results for the stores in the Factory 2-U chain for the 1996 November and December holiday operating period (the "Holiday Season") were lower than expected and demonstrated that certain Factory 2-U stores would experience losses on both an accrual and cash basis for the fiscal year
ending February 1, 1997.   The Holiday Season is the most important segment
of the operating cycle for Factory 2-U and is considered by management to be the key period for measuring and evaluating the performance of the business for a full operating cycle. In particular, approximately 15 stores of the 30 stores in the Factory 2-U chain demonstrated by their poor Holiday Season performance that they were clearly not contributing or were marginal contributors to the cash flows of the Factory 2-U chain.

Following the poor Holiday Season results, the Registrant determined it was necessary to estimate whether it expects to recover the full carrying value of the long-lived assets and goodwill (collectively the "Assets") recorded in connection with the Factory 2-U acquisition. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"), the Registrant has determined that estimated cash flows for at least 15 stores are expected to be negative or are expected, on an undiscounted basis, to be insufficient to recover the carrying value of the Assets related to those stores. Therefore, the carrying value of the Assets related to those stores is considered impaired and should be adjusted to fair value.

Accordingly, the Registrant will record a charge to income from operations in January 1997 for the difference between the carrying value of the Assets and their estimated fair value. Although the estimated fair value of the Assets has not been determined, the Registrant expects to incur a charge equal to approximately 40% to 80% of the carrying value of the Assets. The carrying value of the Assets was approximately $15.0 million (unaudited) as of December 28, 1996.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               FAMILY BARGAIN CORPORATION

Date: January 28, 1997     By: /s/ Jeffrey C. Gerstel
                               --------------------------
                               Name:  Jeffrey C. Gerstel
                               Title: Executive Vice President, Finance
                                      (duly authorized officer and
                                       principal financial officer)




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